Exhibit 3.5

State of Delaware Secretary of State Division of Corporations Delivered 08:44 AM 11/12/2004 FILED 08:44 AM 11/12/2004 SRV 040815430 - 3308701 FILE

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

GLOBAL BROADCAST GROUP, INC.

Pursuant to Section 242 of Title 8 of the General Corporation Law of the State of Delaware, the undersigned, Chief Executive Officer, of GLOBAL BROADCAST GROUP, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, certifies:

FIRST: That the Board of Directors of the Corporation has adopted a resolution proposing an Amendment to fee Certificate of Incorporation of the Corporation changing the name of the Corporation to “DIAGNOSTIC CORPORATION OF AMERICA”

RESOLVED, that the Certificate of Incorporation of GLOBAL BROADCAST GROUP, INC. be amended by changing Article I, so that, as amended, said Article I shall be and read as follows:

The name of the Corporation is “DIAGNOSTIC CORPORATION OF AMERICA”

SECOND: That in lieu of a meeting and vote of stockholders, shares of stock representing a majority of the issued and outstanding shares of the Common Stock of the Corporation have given written consent to such amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and notice of such action and written consent has been provided to the remaining stockholders of the Corporation in accordance with the provisions of Section 228(d) of the General Corporation Law.

THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Sam Winer, its Chief Executive Officer, this 3rd day of November 2004.

GLOBAL BROADCAST GROUP, INC.

/s/ Sam Winer
Sam Winer, Chief Executive Officer

[LOGO]

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “GLOBAL BROADCAST GROUP, INC.”, CHANGING ITS NAME FROM “GLOBAL BROADCAST GROUP, INC.” TO “DIAGNOSTIC CORPORATION OF AMERICA”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF NOVEMBER, A.D. 2004, AT 8:44 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

[SEAL]	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of Sate

AUTHENTICATION: 3471466
DATE: 11-12-04